EXHIBIT 99.1

                   NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2007
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL
                                    ----------------------
                                    NEXTWAVE                       PRO                  PRO
                                    WIRELESS    IPWIRELESS,        FORMA               FORMA
                                       INC.        INC.(1)      ADJUSTMENTS  NOTES    COMBINED
                                    ---------    ---------       ---------   -----   ---------
Revenues                            $  38,330    $   3,461       $  (1,177)    (3)   $  40,614
                                    ---------    ---------       ---------           ---------
Operating expenses:
  Cost of revenues                     31,538        4,117            (402)             35,253
  Loss on customer contract              --          9,265            --                 9,265
  Engineering, research and
  development                          99,953        7,048            --               107,001
  General and administrative           70,351        2,481           3,630     (4)      76,462
  Sales and marketing                  16,684        2,386            --                19,070
  Purchased in-process research
  and development                      12,060         --           (11,200)    (5)         860
                                    ---------    ---------       ---------           ---------
     Total operating expenses         230,586       25,297          (7,972)            247,911
                                    ---------    ---------       ---------           ---------
Loss from operations                 (192,256)     (21,836)          6,795            (207,297)
Total other income (expense), net     (23,552)         135            (183)            (23,600)
                                    ---------    ---------       ---------           ---------
Loss before provision for income
  taxes and minority interest        (215,808)     (21,701)          6,612            (230,897)
Income tax provision                     (752)          (1)           --                  (753)
Minority interest                       1,048         --              --                 1,048
                                    ---------    ---------       ---------           ---------
 Net loss                            (215,512)     (21,702)          6,612            (230,602)
Less: Preferred stock dividends       (13,814)        (192)            192(    7)      (13,814)
    Accretion of issuance costs
      on preferred stock                 (139)        --              --                  (139)
                                    ---------    ---------       ---------           ---------
      Net loss applicable to
      common shares                 $(229,465)   $ (21,894)      $   6,804           $(244,555)
                                    =========    =========       =========           =========

 Net loss per common share -
  basic and diluted                 $   (2.60)                                       $   (2.65)
 Weighted average shares used in
  per share calculation                88,413                        3,699     (8)       92,112



(1) For the period from January 1, 2007 to May 11, 2007, the effective date of the acquisition IPWireless, Inc.




        See accompanying Notes to Unaudited Pro Forma Condensed Combined
                            Statements of Operations.



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




                   NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 30, 2006
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           HISTORICAL
                                    ----------------------
                                    NEXTWAVE                       PRO                  PRO
                                    WIRELESS    IPWIRELESS,        FORMA               FORMA
                                       INC.        INC.(1)      ADJUSTMENTS  NOTES    COMBINED
                                    ---------    ---------       ---------   -----   ---------

Revenues                            $  24,284    $  16,999       $ (14,098)   (3)    $  27,185
                                    ---------    ---------       ---------           ---------
Operating expenses:
  Cost of revenues                     12,054       19,537         (11,509)   (3)       20,082
  Loss on customer contract              --         11,224            --                11,224
  Engineering, research and
  development                          52,810       20,406            --                73,216
  General and administrative           51,537        6,506          10,890    (4)       68,933
  Sales and marketing                   9,992       10,978            --                20,970
  Business realignment credits         (7,121)        --              --                (7,121)
  Purchased in-process
  research and development              3,538         --              --                 3,538
                                    ---------    ---------       ---------           ---------
     Total operating expenses         122,810       68,651            (619)            190,842
                                    ---------    ---------       ---------           ---------
Loss from operations                  (98,526)     (51,652)        (13,479)           (163,657)
Total other expense, net               (8,137)     (19,841)         20,464    (6)       (7,514)
                                    ---------    ---------       ---------           ---------
Loss before provision for
  income taxes and minority
  interest                           (106,663)     (71,493)          6,985            (171,171)
   Income tax benefit                      35          162            --                   197
   Minority interest                    1,608         --              --                 1,608
                                    ---------    ---------       ---------           ---------
      Net loss                       (105,020)     (71,331)          6,985            (169,366)
   Less: Preferred stock
    dividends                            --           (531)            531    (7)         --
                                    ---------    ---------       ---------           ---------
      Net loss applicable to
       common shares                $(105,020)   $ (71,862)      $   7,516           $(169,366)
                                    =========    =========       =========           =========

 Net loss per common share -
  basic and diluted                 $   (1.28)                                       $   (1.89)
 Weighted average shares used
  in per share calculation             81,841        7,651                    (8)       89,492







        See accompanying Notes to Unaudited Pro Forma Condensed Combined
                            Statements of Operations.



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



                   NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1.    BASIS OF PRO FORMA PRESENTATION

      On May 11, 2007, NextWave Wireless Inc. ("NextWave") completed the acquisition ("Acquisition") of all the issued and outstanding common and preferred stock of IPWireless, Inc. ("IP Wireless"), a privately held company headquartered in California that supplies TD-CDMA network equipment and subscriber terminals.

      The unaudited pro forma condensed combined statements of operations included herein have been prepared by NextWave, without audit, under the rules and regulations of the Securities and Exchange Commission. Some information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted under these rules and regulations. The preparation of the unaudited pro forma condensed combined statements of operations requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The unaudited pro forma condensed combined statements of operations for the nine months ended September 29, 2007 and the year ended December 30, 2006 give effect to the Acquisition as if it had occurred on December 31, 2006 and January 1, 2006, respectively.

      The unaudited pro forma condensed combined statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the Acquisition.

      The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical financial statements and the notes thereto of NextWave and IPWireless.

2.    PURCHASE PRICE OF IPWIRELESS, INC.

The total purchase price of the Acquisition is as follows:

     (in thousands)
     Cash paid for common and preferred stock                 $ 25,668
     Transaction costs                                           3,136
                                                              --------
         Total cash paid                                        28,804
     Fair value of 7,651 shares of NextWave common stock        74,522
       issued
     Less cash acquired                                         (3,768)
                                                              --------
         Total purchase price                                 $ 99,558
                                                              ========


      The fair value of the common stock issued was based upon the actual number of shares issued to the IPWireless shareholders using the average closing trading price of NextWave common stock on Nasdaq during a five-day trading period beginning two trading days prior to the announcement of the Acquisition on April 9, 2007.

      In accordance with the purchase method of accounting, the purchase price has been allocated to the acquired tangible and intangible assets and assumed liabilities of IPWireless based upon their estimated fair values at the date of acquisition, with the excess of the purchase price over the fair value of the assets acquired and liabilities assumed allocated to goodwill as follows:



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





     (in thousands)
     Accounts receivable, net            $ 13,474
     Inventory                              4,643
     Deferred contract costs                1,687
     Prepaid and other current assets       1,623
     Property and equipment                 1,996
     Purchased intangible assets,
       including in-process research
       and development                     54,610
     Goodwill                              74,696
     Other noncurrent assets                  413
     Accounts payable and other
       current liabilities                (26,843)
     Deferred revenue                     (13,301)
     Provision for loss contract          (13,440)
                                         --------
       Total purchase price              $ 99,558
                                         ========

      Purchased intangible assets and their respective remaining useful lives are as follows:

                                 REMAINING
                                   USEFUL      AMOUNT
                                    LIFE         (IN
                                 (IN YEARS)   THOUSANDS)
     Purchased technology            7.0       $34,240
     Purchased trade names and
       trademarks                    5.0        5,850
     Non-compete agreements          1.0          680
     Purchased customer base        10.0        2,640
     In-process research and
       development                   --         11,200
                                               -------
                                               $54,610


      Additional purchase consideration of up to $135.0 million may be paid to the selling shareholders of IPWireless based upon the achievement of certain revenue milestones between 2007 and 2009, inclusive, as specified in the agreement, with potential payments of up to $50.0 million in late 2007 or 2008, up to $7.5 million in 2008, up to $24.2 million in 2009 and up to $53.3 million in 2010. If earned, up to approximately $113.8 million of such additional consideration will be payable in cash or shares of common stock at NextWave's election and up to approximately $21.2 million of such amounts will be payable in cash or shares of common stock at the election of the representative of the IPWireless shareholders. In accordance with Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations, the contingent consideration, if any, paid to non-employee and employee stockholders will be recorded as additional purchase price when the contingency is resolved and the consideration is determinable and becomes issuable. Contingent consideration, if any, paid to employee shareholders is regarded as additional purchase price rather than compensation as payment of the contingent consideration is not contingent upon continuing employment.

      NextWave has also adopted the IPWireless, Inc. Employee Stock Bonus Plan which provides the employees of IPWireless with shares of NextWave common stock having an aggregate value of up to $7.0 million, to be valued at the time of grant. The awards are contingent upon the achievement of certain revenue milestones from 2007 to 2009 relating to IPWireless' public safety business and TDtv business. In accordance with SFAS No. 123(R), Share-Based Payment, the fair


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



value of the stock bonuses will be determined on the date of grant and amortized to compensation expense over the requisite service period once the achievement of the milestones becomes probable. The probability of achievement of the performance conditions will be reassessed at each reporting date.

3.    REVENUES AND COST OF REVENUES

      Adjustments of $1.2 million and $0.4 million were made to reduce the amount of revenues and related cost of revenues, respectively, that were recognized during the nine months ended September 29, 2007, in accordance with Emerging Issues Task Force ("EITF") Issue No. 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, assuming that the Acquisition occurred on December 31, 2006.

      Adjustments of $14.1 million and $11.5 million were made to reduce the amount of revenues and related cost of revenues, respectively, that were recognized during the year ended December 30, 2006, in accordance with EITF Issue No. 01-3, assuming that the Acquisition occurred on January 1, 2006.

4.    AMORTIZATION OF PURCHASED INTANGIBLE ASSETS

      Adjustments of $3.6 million and $10.9 million were made to increase general and administrative expenses that were recognized for the nine months ended September 29, 2007 and the year ended December 30, 2006, respectively, to reflect a full period of amortization of acquired intangible assets assuming that the Acquisition occurred on December 31, 2006 and January 1, 2006, respectively.

5.    PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT

      An adjustment of $11.2 million to purchased in-process research and development was made to exclude the charge to expense during the nine months ended September 29, 2007 as it is nonrecurring.

6.    OTHER INCOME (EXPENSE), NET

      NextWave's foreign subsidiaries use the U.S. dollar as their functional currency. Accordingly, monetary assets and liabilities are remeasured into U.S. dollars at the exchange rate in effect at the balance sheet date and resulting exchange gains or losses of these foreign investees are recognized in the consolidated statement of operations. Adjustments of $0.2 million and $0.4 million in net foreign currency exchange losses were made for the nine months ended September 29, 2007 and the year ended December 30, 2006, respectively, to recognize these losses in the consolidated statement of operations rather than as cumulative translation losses in the consolidated balance sheet.

      Adjustments were made to total other income (expense), net, to eliminate $15.6 million and $5.3 million in expense associated with the change in the fair value of warrants and the accretion of the beneficial conversion feature of convertible notes, respectively, for the year ended December 30, 2006, as these obligations of IPWireless were not assumed in the Acquisition.

      The net adjustments to other income (expense), net, are comprised of the following:


                                                        NINE MONTHS       YEAR
                                                           ENDED         ENDED
                                                         SEPTEMBER     DECEMBER
                                                            29,           30,
     (in thousands)                                        2007          2006
                                                         --------      --------
Eliminate change in the fair value of warrants           $   --        $ 15,565
Eliminate accretion of beneficial conversion
  feature                                                    --           5,336
Reclass net foreign currency exchange losses
  from balance sheet to statement of operations              (183)         (437)
                                                         --------      --------
                                                         $   (183)     $ 20,464
                                                         ========      ========

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



7.    PREFERRED STOCK DIVIDENDS

      Adjustments to eliminate IPWireless' preferred stock dividends of $0.2 and $0.5 million for the nine months ended September 29, 2007 and the year ended December 30, 2006, were made as a result of the conversion of all outstanding IPWireless preferred stock immediately prior to the Acquisition.

8.    WEIGHTED AVERAGE SHARES USED IN PER SHARE CALCULATION

      Adjustments of 3.7 million and 7.7 million average shares were made to increase the weighted average shares used in the net loss per common share calculation for the nine months ended September 29, 2007 and the year ended December 30, 2006, respectively, to reflect the 7.7 million shares of NextWave common stock issued in the Acquisition assuming that the Acquisition occurred on December 31, 2006 and January 1, 2006, respectively.


























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